UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	June 21,2016

TELKONET, INC.

(Exact name of registrant as specified in its charter)

Utah	000-31972	87-0627421
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

20800 Swenson Drive, Suite 175, Waukesha, Wisconsin	53186
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(414) 223-9473

Not Applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13d-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01       Other Events.

On June 21, 2016, Telkonet, Inc. (the “Company”) issued a press release announcing that Institutional Shareholder Services, Inc. (“ISS”), a leading independent proxy advisory firm, has issued a report dated June 14, 2016, recommending that the Company’s shareholders DO NOT VOTE for any of the three dissident director nominees proposed by Peter T. Kross on the dissident proxy card. Furthermore, Glass Lewis & Co., LLC (“Glass Lewis”), a leading independent provider of global governance services, has issued a report dated June 10, 2016, recommending that the Company’s shareholders vote “FOR” all five Management Nominated Directors and all proposals to be considered at the annual meeting of shareholders and that the Company’s shareholders DO NOT VOTE for any of the three dissident director nominees proposed by Peter T. Kross on the dissident proxy card.

The Company’s annual meeting of shareholders will be held on June 27, 2016. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01       Financial Statements and Exhibits.

(d)       Exhibits

Exhibit No.	Description

99.1	Press Release, dated June 21, 2016.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELKONET, INC.

Date: June 22, 2016	By: /s/ Jason L. Tienor
Jason L. Tienor
President and Chief Executive Officer

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